UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 5, 2004
                              (December 19, 2003)



                            PERFISANS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                  (formerly known as Griffin Industries, Inc.)


               Maryland                  000-23689                             91-1869317
               --------                  ---------                             ----------
       (State of Incorporation)          (Commission File Number)              (IRS Employer Identification No.)

7828 Kennedy Road, Suite 201, Markham, Ontario                                 L3R 5P1
                (Address of principal executive offices)                       (zip code)


Registrant's telephone number, including area code: (905) 943-9996

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All readers are encouraged to review this Form 8-K, including with specific reference the section entitled "Risk Factors." All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1:  CHANGE IN CONTROL

On December 19, 2003, Griffin Industries, Inc., a Maryland corporation ("PARENT") Perfisans Networks Corporation, an Ontario corporation ("PERFISANS"), Global Funding Group Inc., the majority shareholder of Parent prior to the Exchange (as hereinafter defined), and Bok Wong and To-Hon Lam, each an individual (collectively, the "PERFISANS PRINCIPAL STOCKHOLDERS"), entered into an Acquisition Agreement (the "EXCHANGE AGREEMENT") attached hereto as Exhibit
2.1 and incorporated herein by reference. The Exchange Agreement was approved by the board of directors of Parent on December 18, 2003 and became effective on December 19, 2003.

Upon the terms and subject to the conditions set forth in the Exchange Agreement, the shareholders of Perfisans exchanged all of their shares of then issued and outstanding capital stock of Perfisans (the "PERFISANS SHARES") for shares of common stock of Parent (the "PARENT SHARES") and options and warrants exercisable for Parent Shares (the "EXCHANGE"). Pursuant to the Exchange, Perfisans became a wholly owned subsidiary of Parent.

Prior to the Exchange, the Perfisans Principal Stockholders owned approximately 45.65% of the Perfisans Shares. In connection with the Exchange, Parent:

         o issued to the former stockholders of Perfisans an aggregate of 32,857,967 Parent Shares, which constitute approximately 76.05% of the issued and outstanding Parent Shares on a fully diluted basis;

         o issued to the former security-holders of Perfisans options and warrants exercisable for an aggregate of 5,584,993 Parent Shares, constituting approximately 12.93% of the issued and outstanding Parent Shares on a fully diluted basis;

                  issued 2,468,866 Parent Shares in connection with the extinguishments of all of Parent's liabilities;

         o agreed to cause the resignation of the existing directors of the board of directors of Parent and appoint new directors as designated by Perfisans; and

         o        changed its name to Perfisans Holdings, Inc.

On December 22, 2003, Parent issued a press release regarding the closing of the acquisition of Perfisans and related transactions and developments. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

For more information concerning the Exchange and related transactions, see: (i) the information set forth in this Form 8-K, including with specific reference "Item 2 - Acquisition or Disposition of Assets"; (ii) the Exchange Agreement filed as an exhibit to this Form 8-K; and (iii) the other exhibits of this Form 8-K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF PERFISANS

THE EXCHANGE

On December 19, 2003, Perfisans Holdings, Inc., a Maryland corporation formerly known as Griffin Industries, Inc. ("Parent"), acquired 100% of the capital stock of Perfisans Networks Corporation, an Ontario corporation ("Perfisans"). Pursuant to the Exchange Agreement, the shareholders exchanged all of their shares of capital stock of Perfisans for shares of common stock of Parent (the "Parent Shares"), resulting in Perfisans becoming a wholly-owned subsidiary of Parent.

In connection with the Exchange, Parent issued to the former security-holders
(i) an aggregate of 32,857,967 Parent Shares, and (ii) options and warrants exercisable for an additional 5,584,993 Parent Shares. Further, certain former shareholders of Perfisans and their affiliates acquired an additional 2,468,866 Parent Shares in connection with the extinguishments of all of Parent's liabilities. In addition, Parent agreed to cause the resignation of its directors from the board of directors and to appoint new directors as designated by Perfisans.

The Exchange Agreement attached hereto as Exhibit 2.1 is incorporated herein by reference and the foregoing summaries of the terms and conditions of such agreement is qualified in its entirety by reference to such agreement.

BUSINESS OF PERFISANS

Perfisans is a technology company that provides cost effective, high performance network chips and storage chips to manufacturers in the dynamic high growth computer industry. Perfisans seeks to be the first company to bring an expensive enterprise Gigabit Ethernet solution with TCP offload engine (TOE) implementation at average consumer affordable pricing. Perfisans TOE technology addresses the ever-increasing networking bottleneck by offering both increased network performance and the ability to offload processing network protocol. Perfisans plans to launch its TOE network chip in Q1 2004. Current discussions with manufacturers are also underway to complete sales agreements for this product in the first half of 2004.

I.       GENERAL

A.       SUMMARY OF BUSINESS

Perfisans Network Corporation was formed in early 2001 to develop a technology that would contribute to a paradigm shift in the way high-speed data is transferred across networks. A team of engineers from the semiconductor industry was assembled to find a viable solution to the increasing problem of bottleneck in the overall performance across network systems.

Perfisans has developed a technology, the System Network Accelerator (SNA) that provides a carefully balanced hardware and software implementation, partitioning and filtering of different network information, in a system where different network situations are handled by different paths in the architecture.

This solution revolutionizes the way Perfisans performs various network applications, client/server computing, peer-to-peer networking, video-over-Internet Protocol (IP), Voice-over-Internet Protocol (IP), Small Office Home Office (SOHO) applications, and Storage Networking under the existing networking environment without rebuilding the network or buying expensive equipment.

Perfisans is in the process of registering a patent that its management ("Management") believes will ensure maximum protection of this technology, and intends to market this leading edge technology to the niche market created through the rapid expansion of networking standards to Gigabit Ethernet technology, "the SOHO market". The Company anticipates initial strong success in bringing this solution to market due to its solid relationships with various OEM groups in the Far East. Some other favorable factors are listed below:

          1. The Gigabit Ethernet market will grow to $8.78 Billion by 2004, according to the International Data Corporation.

          2. The semiconductor industry is one that is easily dominated by the company who succeeds in being the first to market. Prime examples are ATI Technologies in the graphic chips market and Genesis Microchip in the flat panel market. Perfisans' first product is presently under beta testing and Management anticipates shipping the product in the 1st quarter of 2004.

          3. Perfisans is targeting the SOHO market, for its microchip and internet Small Computer Systems Interface (iSCSI) products, particularly in the storage networking segment, and anticipates capturing a 26-30% market share. According to Cahners In-Stat Group and International Data Corporation (IDC), the U.S. small business and home networking market is estimated to grow from $1.3 billion in 1999 to $4.2 billion in 2003. These customers are seeking high volume, low cost semiconductor solutions.

The Challenge
Ethernet based communications is the de-facto technology for Local Area Networks
(LAN) today. Initially designed when networking speeds were much slower, and assuming abundant host system Central Processing Unit (CPU) resources, the inexorable rise in network throughput to today's Gigabit level has created a serious bottleneck in overall performance. Processing network traffic can now consume 80% of the CPU cycles, leaving few resources for applications processing and sharply limiting performance, speed, and scalability. As internet applications continue consuming more CPU cycles with popular applications such as ICQ, Rich Media Streaming, Voice over Internet Protocol (IP), Video over IP, Storage Networking and Content Delivery Network, the need to off-load the TCP protocol will only increase.

Simply put, the main reason for network bottleneck is that the Transmission Control Protocol/Internet Protocol (TCP/IP) stack being processed, by the CPU, at a rate slower than the network speed.

The Technical Solution
Management believes that the best solution for enabling true Gigabit and networking throughput is a technology called TCP Offload Engine (TOE), a technology solution that relocates the processing of network traffic, particularly the TCP/IP protocol, from the host CPU to a network interface card
(NIC) or the host bus adapter (HBA). TOE is universally acknowledged as the ultimate high performance hardware solution for maximizing network throughput, minimizing host CPU utilization used for network protocol, and reducing latency.

A high performance TOE is a difficult technical challenge. Current implementations of TOE are extremely costly, and may not even provide full offloading features. Next generation efforts to address these drawbacks remain costly and cater to Enterprise markets. Perfisans' lines of accelerator chips have been able to deliver a high performance TOE solution at a fraction of current cost.

The huge reward in breaking the bottleneck caused by TCP processing on the host system lies in unleashing the benefits of higher performance networking applications. This not only immediately benefits current server and desktop Gigabit Ethernet applications, but accelerates the two tectonic paradigm shifts in modern computing: networked storage and client/server-based computing. As network throughputs further outpace processor rates, the advantages of TOE will become even more indispensable in accelerating these trends.

Sharing of online information, data, and resources among multiple devices at home and in offices is becoming increasingly important. Internet use by home and small businesses has increased dramatically over the past several years, and analysts expect it to expand rapidly in the future as more consumers are able to access the Internet at broadband speeds. As networking grows in popularity, Ethernet network links speeds have been increasing.

The growth of the Ethernet from 10 Mbit/sec to 10 Gbit/sec has surpassed the growth of the microprocessor performance in mainstream servers and central processing unit (CPU) found in the computer system. The ready supply of bandwidth has grown and the installation of high performance fiber has resulted in Internet traffic that is increasingly dominated by rich-media contents. Graphic intensive applications such as video-email, videoconferencing, online presentations and desktop delivery of movies over the Internet have become the norm.

The amount of storage and electronic data being generated has grown exponentially over the past several years and shows no sign of slowing down. The problems that need to be addressed surround the need for faster data transfer speeds and to reduce the bottleneck caused by the CPU having to process the data being transferred.

Storage Networking Basics
Current trends show that there are tremendous opportunities in the networking and network storage industry. The necessity to process and store this overwhelming amount of data securely is of paramount concern, particularly for small businesses, home consumers, corporations and other organizations that all require more effective ways to store and maintain this information.

The marketplace demands simple, affordable storage in order to manage and store the burgeoning amount of data. This demand will shape the way storage is handled in the future as more and more information is passed between users across vast networks such as the internet, Local and Wide Area Networks.

There are currently three main choices for storing information in the computing industry:

         Direct Attached Storage (DAS) consists of a disk drive attached directly to a server. Information is transferred using small computer system interface (SCSI) commands that allow the computer and hard drive to communicate. Although effective, there are limitations to using DAS that include a high management cost, distance limitations, and limited scalability. Furthermore, in order to increase storage capacity more servers must be purchased and due to the limitations of SCSI devices, must be located within 12 meters of the server.

         Network Attached Storage (NAS) is a file-based storage architecture with resources attached directly to the Local Area Network (LAN); this gives it tremendous flexibility. In order to store data the information is transmitted over the network. The increased network traffic is a drawback as it can burden and degrade the performance of the LAN; scalability is therefore limited. This storage method is less expensive as storage management can be performed using existing information technology (IT) staff with minimal training in storage management.

         Storage Area Networks (SAN) are dedicated networks that connect servers to storage devices. This allows it to transport storage traffic without burdening the enterprise LAN. Several factors make SAN's attractive including performance, reliability, availability, scalability and ease of management. Conventionally, Fiber Channel is used for the SAN network. It has a very high implementation and maintenance cost. Fiber channel storage network (FC-SAN) is also extremely difficult to install and maintain due to limited expertise of existing IT staff.

Emergence of the Internet Protocol Storage Area Network (IP-SAN)
As previously mentioned, internet-related data (personal, business and commercial), which are typically, multimedia can potentially overwhelm existing backup methods. This has led to a rapidly emerging technology solution - internet protocol-storage area network (IP-SAN).

The aim is to "universalize" storage networking by getting both message/file and storage I/O (input/output) onto an Ethernet/IP network and ultimately "converging" networking and storage architectures. Ethernet has become the most popular networking protocol as it is inexpensive and offers 'plug and play' implementation.

IP-based storage networking will simplify management and lower total cost of ownership, specifically by utilizing existing network administrators to manage both the local area network (LAN) and storage area networks (SAN). In IP-based network storage solutions an internet small computer system interface host bus adapter (iSCSI HBA) or network interface card (NIC) connects the storage resources over Ethernet. Core transport layers can then be managed using existing network management applications. This simple, yet powerful technology can help provide a high-speed, low-cost, long distance storage solution.

Users of Internet Protocol Storage Area Network (IP-SAN)

Internet Protocol Storage Area Networks are most suitable for organizations with a need for streaming data or require large amounts of data to be stored and/or transmitted over the network. These include:

          o    Internet Service Providers (ISPs) and Storage Service Providers
               (SSP)
          o Organizations that need remote data replication and disaster recovery
          o Geographically distributed organizations that require access to the same data on a real time basis
          o Businesses and institutions with limited IT resources, infrastructure and budget.

The industry overview shows some major challenges facing the networking and the network storage industry. The following is a summary of these challenges:

          o Central processing unit (CPU) requirements and input/output (I/O) are becoming a major cause of bottleneck in delivering high speed computing. The fundamental cause behind this is the fact that the transmission control protocol/internet protocol (TCP/IP) stack is processed at a slower rate than the network speed.

          o Currently 80% of server and CPU capacity is devoted to TCP/IP and File System processing and IP packing, leaving little CPU resource to process applications.

TCP/IP Offload Engine Technology
TCP/IP offload Engine (TOE) is the technology that can reduce the amount of TCP/IP processing handled by the microprocessor and server I/O subsystem, and thereby easing server networking bottleneck. The concept of TOE is very simple: relocate the processing of TCP protocol from the host system onto adapter cards. Deployment of TCP/IP offload in conjunction with high-speed Ethernet technologies enables applications to take full advantage of the networking capabilities.

In order to overcome the bottleneck of CPU utilization and data transfer speed, a solution technology, Task Off-Load engine ("TOE"), has been adopted by the industry. The TOE concept is simply relocating the processing of network traffic, particularly the TCP/IP protocol, from the host CPU to the network interface card or the host bus adapter (HBA).

Storage Network Accelerator descriptions

Perfisans' Gigabit + TOE Solution
Perfisans Networks has developed a series of low cost, high performance and high volume semiconductor Application Specific Integrated Circuits (ASIC) to handle offloading of the TCP/IP processing from the CPU. Gigabit + TOE products will contribute greatly to the imminent replacement of existing, slower 10/100 Mega Bits (Mbits)/sec network interface cards with faster cards with technology that facilitates data transfer speeds up to 10 Gbit/sec.

How is this done? These chips utilize the TOE technology mentioned above to produce higher transfer speeds across networks using existing NIC architecture. These chips will greatly address the needs of the emerging IP-SAN market and offer tremendous enhancements to the Gigabit Ethernet market.

Three market segments have been identified by Perfisans for the use of these chips: Consumer, Small Office Home Office (SOHO), and the Enterprise market. Perfisans will initially release the two products that make use of its core technology, coupled with rich feature sets in order to satisfy the needs of the specific market segment.

1.   Consumer Market

This market is characterized by customers who want a low cost, high performance network solution for applications such as file and Internet sharing. Modern computing has advanced over the past few years and today single computer systems (either desktop or portable computers) require interaction with other networks or the internet. This interaction, realistically, will require a NIC card to interface with other networks to facilitate any form of data transfer.

2.   SOHO Market

Perfisans' initial products will be primarily targeted to address the need of the SOHO market. The small business and home networking market is poised to contribute $4.2 Billion in revenues by the year 2003. Management feels that this market will be easier to enter and holds much more long-term promise because of its high growth rate. Furthermore, this market is presently not addressed by other companies in the Gigabit Ethernet TOE market. The market is large enough for Perfisans to realize its growth expectations for the next 3-5 years.

3.   Enterprise
In this market the end users are large corporations who have more specific needs. To successfully penetrate the Enterprise market, reputation, brand name identity, and high product quality assurance are important factors in creating alliances and establishing a market presence. Perfisans will ultimately achieve these, but there will be a longer "ramp up" time in generating revenues through this channel. These organizations are looking for products that can be integrated with their development environment and provide them with capabilities that:

          o    Improve the productivity of the development process;
          o    Improve the performance of overall systems; and
          o    Have short learning curves and improved cycle time.

B.   SNA(TM) Technology
Perfisans' technological advances address many competing factors and hold a competitive edge over the strongest competitors in the industry. Some key characteristics of the technological offerings include:

          o Better Performance - Initial roll of the 1Gbit/sec in 2004 followed by 10Gbit/sec
          o More Features-TCP/IP Offload Engine to improve speed of data access
          o SNA delivers high performance data path optimization and protocol engine, with software flexibility
          o SNA uses System On Chip methodology to ensure Time-to-Market and scalability
          o SNA architecture is structured to support up to 160Gbit/sec for 10G and above application
          o Same architecture can be used for both TCP/IP offload, iSCSI and other network protocols
          o Optimized hardware to perform software algorithm in minimum clock cycle
          o No programming is required; this reduces the system development cycle
          o No learning curve to work with specific processor; can work with any processor
          o No specific trick/technique required to use the Accelerator efficiently
          o True wire speed delivery to maximize the utilization of the wire bandwidth
          o True multiple processing - no dependency with other data, flow through data path
          o True multi-stage pipeline, no holes, stall throughout the data path
          o    No data replication, copy during data processing
          o Cost Effective-Reputable foundry services with latest cost saving manufacturing muscle

C.       Value Proposition

Perfisans' products are designed to deliver value to its customers in many ways. The same features that differentiate Perfisans from its competitors will bring value to its customers.

         1.       Performance and Design
SNA(TM) delivers a high performance data path optimization and protocol engine, with software flexibility. In essence, it uses optimized hardware to perform software algorithms and it does it in a minimum clock cycle. It has an architecture that can support up to 160Gbit/sec.

         2.       Return on Investment
Most organizations are using Generic Network Processor to build their networking solutions. At best, this can only be a temporary solution as it carries an expensive price tag with over-committed performance demands, large footprint, high power consumption and low volume production. Perfisans' SNA(TM) adopts a cost-effective, high performance well balanced hardware and software approach. SNA(TM) will offload most or all-critical functions from the CPU to deliver a full wire-speed solution.

         3.       Flexibility and Efficiency

The System-On-Chip methodology of SNA(TM) allows for tremendous flexibility in its use. All of Perfisans' products can be easily extended to other market segments such as wireless, optical networks, consumer electronics, etc.

         4.       Equipment Costs
Maximizing the life cycle of equipment is very important as it means less capital expenditure on new, expensive hardware. When addressing the issue of speed companies tend to adopt the simplest, yet most expensive solution - upgrade the hardware. Perfisans' SNA(TM) provides a solution wherein it co-exists with existing hardware but greatly improves performance at a significantly lower cost.

         5.       Development Cycle
Development of software applications using Network Processor Units requires large development efforts and a long learning curve. Since no software programming is required, customer's development cycle can be greatly reduced using the SNA(TM).

D.       Patents & Copyrights
Perfisans Networks Corporation's SNA (Storage Network Accelerator) Technology effectively addresses the network processing bottleneck by processing the network protocol, including TCP/IP and iSCSI in the ASIC, to sharply reducing host processor overhead. The technology is implemented by using a carefully balanced hardware and software implementation, partition and filtering of different network information. Different network situations are handled by different paths in the architecture. This approach is unique to Perfisans and Management is pursuing all legal avenues to ensure that it is fully protected. For branding purposes, Perfisans' logo will also be trademarked.

II       Market Analysis

A.       Summary
Computer networking is one of the fastest-growing and most dynamic segments of IT industry. Although PC networking began to be used widely in the 1980s with the rise of client/server computing, a number of recent trends have greatly accelerated their adoption and expansion. As firms try to enhance efficiency and worker productivity to remain competitive, they are increasing their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the Internet. In addition, the growing number of network users and the increasing average size of electronic files sent through them require networks with greater speed and bandwidth, driving users to upgrade or expand their networking technologies.

The current drive presents an opportunity for Perfisans to meet the demand for optimized network solution by developing a family of products (chips) to address the Storage Area Network (SAN), Local Area Network (LAN), Metropolitan Area Network (MAN), and Wide Area Network (WAN). Management intends to ensure that the marketing strategies are appropriate to the products' capabilities and benefits, and the target market segments (Consumers, SOHO, and Enterprise market), so as to develop a strong sustainable competitive position in the market. As a result, Perfisans intends to implement a strategic alliance with original manufacturers (OEMs) around the world in order to gain exposure to maximum market share in the shortest possible time.

B.       Market Segmentation

Perfisans will focus on five groups:

         o Server market: All servers ship with at least one Ethernet port. As an Ethernet component in the LAN-ON-Motherboard
                  (LOM), users will experience dramatic price reductions on both 1GbE and 10GbE.

         o LAN NIC and switch market: The company's chips can also be deployed in the Network Interface Card (NIC) and the LAN, WAN Switch market to accelerate the traffic and increase the utilization of the bandwidth.

         o Storage Network Accelerator market: Storage Network Accelerator is the market segment with the highest price, and the industry is demanding a cost-effective IP SAN solution such as Partisans' iSCSI which is able to provide a cost-effective IP SAN solution with high performance comparable to that of fibre channel.

         o Storage system market: In the storage market, Perfisans products are aimed at two different segments: a) Storage System Box and b) Host Bus Adaptor. The Host Bus Adaptor remains the highest volume production market. Perfisans System Network Accelerator (SNA(TM)) chip set can have a significant impact in this market by boosting the performance of the system and increasing the life expectancy of the server.

         o Internet appliances and other market: Perfisans Accelerator chip can also be used to penetrate the Internet appliances, access network, wireless Internet and optical network market.


C.       Industry Analysis
The worldwide market for data networking products such as local area networks
(LAN) equipments, modems, and Routers surged 35% in 2000, to $35 billion, according to estimates by Cahners InStat Group, a market research firm based in Scottsdale, Arizona. However, the industry collapsed 16% in 2001, and the early part of 2002 has shown only spotty signs of recovery. The factors behind the downturn are well known: a weak global economy, tight global markets, and over-investment during the industry's boom times, leading to severe cutbacks in networking and communication equipment spending by carriers and service providers. Standard & Poor's predicts that the industry should witness a recovery within the next two years, with revenue growth returning to a 15% average annual rate. Longer term, most industry pundits currently forecast a recovery of 15%-20% annual growth rates over the next three to five years. Even during difficult economic times, carriers must invest in certain areas, such as upgrades that make networks more efficient or less complex and allow them to generate a better return on investment. In addition, the need for networking equipment will continue to be driven by increasing use of the Internet.

As to semiconductor industry, the pace of change in this industry is rapid, driven by fierce competition, ever-improving technology, and ever-falling chip prices. Despite enduring deflation, the semiconductor industry has historically been able to maintain both strong revenue growth and high levels of profitability. After striking a very deep cyclical bottom in the second half of 2001, the semiconductor industry started to turn up in the first half of 2002. In the third quarter of 2001, worldwide semiconductor sales were $30.54 billion. This pick-up led to a 5.6% increase in global chip sales for the first quarter of 2002 compared with the fourth quarter of 2001.

The semiconductor industry is global in nature, both in terms of usage and production. According to the Semiconductor Industry Association (SIA), the Asia/Pacific region narrowly surpassed the Americas region (mostly United States) to become the world's largest semiconductor end-user in 2001. Asia/Pacific accounted for 28.7% of total consumption compared with 25.7% for the Americas, 23% for Japan, and 21.7% for Europe.

The Americas suffered more than other regions in the 2001 industry downturn, due to a pronounced slowdown in its communications equipment industry. The Pacific Rim countries, especially Taiwan, continue to see growth in their chip foundry business. China, emerging as a potentially huge market for electronic products, is starting to build a semiconductor industry to meet that demand and spur exports. The year 2001 is apt to stand as the historical turning point in which Asia/Pacific takes over the leading role from the Americas.

Given the increasingly vital role that semiconductors play in the global economy, it is not surprising that the industry itself is growing in terms of numbers of companies and workers. The number of member companies in the Semiconductor Industry Association (SIA) was over 140 in 2002, up from 63 in 1996.

III.     COMPETITION
Management believes that its research shows that there are few direct comparable companies to Perfisans Networks. The market for the TCP/IP Offload engine products is characterized as having rapid technological advances, frequent new product introductions, evolving industry standards and competitive price measures. As this is an emerging market Perfisans can expect its greatest competitive pressure to come from startups as well as traditional network component vendors.

Although the Network Processor Units (NPU) segment presently carries a lot of other startups, Perfisans is confident that it has a wide enough head start to gain and hold 'mind share' and market share in this segment of the Network Processor Units arena. This is critical in the computing industry as the company that launches its product first can easily capture a significant market share. A recent proof of this is ATI Technologies Inc., a graphic chips maker that was able to regain market share by launching its new graphics card almost 4 months ahead of chief rival, Nvidia Corp.

The products from all the secondary competitors are low performance, simple functionality network interface cards. Even though those products have the Gigabit network interface, they do not have the performance of Gigabit data rate. These companies cannot compete with the full featured and low cost products.

In comparison to its primary competitors, Management believes that Perfisans possesses key competitive capabilities that will go a long way to ensuring the success of its business. Perfisans' strength lies in its ability to provide and deliver highly integrated and fully featured, low cost, high volume products that enable its customers to rapidly deploy the latest networking technology to their fullest potential. This makes Perfisans well positioned to target Original Equipment Manufacturers (OEMs) whose end users are in the SOHO and home networking markets. All the existing competitors in the TOE/Storage network processor market are targeting the enterprise market.

Management believes that Perfisans' initial lineup of products (SNA1020A and SNA3010) have strong sustainable competitive advantages, with the primary ones outlined below.

Superior performance and design
The SNATM architecture delivers high performance data path optimization and a protocol engine, with software flexibility. It possesses true wire speed delivery that maximizes the utilization of the wire bandwidth. There is no data replication or copying during data processing so data transfer speed is optimized. It easily scales to 10 Gbit/sec and beyond through straightforward semiconductor process scaling.

Cost leadership and price competitiveness
Management has taken a comparative look at the products offered by Perfisans' competitors and concluded that Perfisans' products have the best price/performance and are the most price competitive solutions in the entire TOE and iSCSI market. Perfisans' competitors charge around $199 for the TOE, while the iSCSI is priced at $399 in volume. Perfisans' initial product will be priced well below $100 with a targeted selling price that is below $50. With the downward trend in the price of NICs, Perfisans could facilitate prices as low as $10 and still remain profitable. Therefore, Management expects to maintain cost leadership advantages which translates to the best value priced solutions on the market, while preserving very healthy profit margins. With this dominating advantage, Perfisans will define a new market segment.

Higher Overall ROI for customers
Customers using Perfisans' product will benefit from the simplicity of the hardware. It requires no software programming, which translates into a much reduced development cycle. Perfisans' System On Chip methodology ensures a much shorter Time-to-Market and provides scalability.


IV.      PRODUCTS & Services
         1.       Product 1 - NIC Accelerator Chip - SNA1020A
Perfisans will be releasing the first of its line of chips that offers TOE functionality, the SNA1020A chip, in the first quarter of 2004.

         Product Description
The NIC Accelerator Chip is designed to address the TCP/IP (Transmission Control Protocol/Internet Protocol) offload requirements on both the host and target side of IP (Internet Protocol) storage networks (including network attached storage). The chip consists of IP protocol engine and TCP protocol engine to handle the TCP/IP stacks in both hardware and embedded microprocessor cores. Some key attributes of the SNA1020A chip are:

         o        Accelerates network applications like file serving and back up
         o Lowers response time and increases throughput of network attached storage (NAS) boxes
         o        Accelerates network oriented CPU-intensive applications
         o        Fastest, most robust design

Application programming interface (API) is provided in this product to allow customized transport protocols and other applications, including internet small computer system interface (iSCSI), storage over internet protocol (SoIP), virtual interface (VI), internet protocol security (IPSEC), virtual private network (VPN), voice over internet protocol (VoIP), content classification, streaming media, or web caches.

         2. Product 2 - SNA 1000 this low cost, single chip Gigabit network interface chip with TOE will be targeted to replace existing 10/100 Mbit products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. Planned product release date is the 2nd quarter of 2004.

         3. Product 3 - SNA 1010 this is a further integration of the Ethernet Physical Layer with the low cost, single chip TOE Gigabit network interface chip. It will be targeted to for low cost consumer products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. Planned product release date is the 4th quarter of 2004.

         4. Product 4 - iSCSI Protocol Accelerator Chip - SNA3010
There is a growing movement toward the use of Internet Protocol (IP) for Storage Area Networks as it addresses several challenges faced by companies operating SANs over Fibre Channel, including the issue of distance limitations.

The primary factor in the increasing demand for IP-SANs is that most enterprise customers, let alone SOHO and consumers, do not have the in-house expertise in Fibre Channel to construct, deploy, and maintain an FC-SAN. With IP in common use in corporate communications networks and interconnected systems, the talent to operate an IP-SAN is either already on-site or easily accessible.

The SNA 3010 is uniquely suited for the emerging IP-SAN market. This is the network protocol accelerator with iSCSI hardware acceleration and Gigabit Ethernet also includes TOE functionality. It is targeted to the Internet Protocol (IP) Storage convergence market and provides a flexible, scalable, and high performance solution to the emerging iSCSI standard. Key attributes of the SNA3010 chip are:

         o Accelerates traffic between the SCSI storage device and the internet
         o Introduces a new product category of iSCSI target storage box that offers comparable performance at a significantly lower price than the current Fiber channel storage box.
         o Improved performance will in turn increase revenue opportunities and generate internal and external customer satisfaction for organizations that deploy the technology.

V.       MARKETING & Sales
A.       Sales and Distribution Strategies
Sales and Marketing will be primarily split between North America and Asia. The company's strategy will be direct sales and it will employ a distribution channel based on geographic location.

Management has established close relationships with potential customers in the industry. The following is a brief description of some of Perfisans' key customers in Taiwan and United States. These customers are a small representation of Perfisans' potential customer base, but they are quite typical of customers in this industry.

         o Taiwan: Accton Technology group, Davicom Semiconductor Inc., E-Com Technology group

         o China: OPEC-Electronics Beijing, Ordbita, Topone Information Technology Co. Ltd., Zhejing Orient Fibersense Photonics Co. Ltd., Chengdu ZHZY Information Technology Co. Ltd.

         o        Korea: Ace International Corp.

         o        Hong Kong: Advent Technology Limited

         o        Canada: DLink Canada

Perfisans has chosen Taiwanese manufacturers to be the first target customer base for the following reasons:

         o        Perfisans has strong business connections in this segment.

         o These companies lack the Integrated Circuit design expertise possessed by Perfisans.

         o The economic slowdown in North America has caused Perfisans to direct its immediate attention to penetrating the Taiwanese market by leveraging the extensive experience and connection of Perfisans' management team.

B.       Partnering and Strategic Alliance Opportunities
As a component supplier to Network Infrastructure companies, it is important to develop strategic relationships with these companies. While Perfisans has not yet registered any sales, the industry contacts available through its key people will bring a great deal of credibility to the entire organization, and will facilitate stronger strategic alliances. The company will target the original equipment manufacturers (OEMs) in the United States, Europe and Asia.


MANAGEMENT OF PARENT SUBSEQUENT TO THE ACQUISITION OF PERFISANS

The following table sets forth information with respect to directors, executive officers and key employees of Parent as of the filing date of this Form 8-K.

NAME                                        POSITION
To-Hon Lam                                  President, VP Engineering & Director
Bok Wong                                    VP of Operations and Business Development & Director
Chris C. Chen                               Director
Chao Kuan                                   Director of Engineering
Clarence Wu                                 Director of ASIC Design
Sam Wu                                      Director of Software


TO-HON LAM. To-Hon Lam co-founded Perfisans Networks in February 2001. Prior to Perfisans, he successfully launched Matrox Toronto Design Center where he delivered one of the most advanced multi-million gate graphics and video processors, which led them to dominate the high-end video/graphics market. Mr. Lam has managed over 100 software and hardware projects. He was the co-founder and Director of Engineering with Sicon Video. He also worked with ATI Technologies, where he designed several state of the art application specific integrated circuits (ASIC). ATI is currently a leader in the graphic chip design industry. Mr. Lam brings with him 21 years of engineering and design management experience with ASIC technologies.

BOK WONG. Bok Wong previously co-founded Intervis Corporation, a System On Chip design consulting company. Intervis, a multi million dollar company, designed complex network ASIC chips and network processors for companies such as 3COM, Nortel, and Cabletron. Prior to founding Perfisans Networks, Mr. Wong worked with ATI Technologies, Genesis Microchip, and Philips in Hong Kong.

CHAO KUAN. Chao has over 15 years experience in application specific integrated circuits (ASIC), FPGA and hardware product design. Formerly with Leitch Technology, Chao has been involved in Video server and Video Router design, and has demonstrated strong leadership skills managing over 15 engineers. As an entrepreneur, Chao has developed high performance local area network based video streaming equipment.

CLARENCE WU. Clarence is formerly of NEC Hong Kong, where he served as Senior ASIC Application Engineer in the South East Asia Market. Clarence has over 12 years experience in ASIC design and implementation with companies such as Cadence, ATI Technologies, and the afore-mentioned NEC.

SAM WU. Sam is well experienced in network system design in hardware and software. Prior to Perfisans, Sam developed the Voice over internet protocol gateway systems, and internet protocol phone products. He is an expert in TCP/IP stack, routing protocols and has experience with complex FPGA design for network application and project management.

CHRIS C. CHEN.  Chris C. Chen is the Chairman of General Resources Co.

While no employment agreements have been entered into as of the date hereof, Parent and the afore-mentioned individuals presently expect to execute such agreements as soon as practicable.

RISK FACTORS

RISKS RELATED TO THE EXCHANGE

THE FORMER PERFISANS STOCKHOLDERS RECEIVED SUBSTANTIAL BENEFITS AS A RESULT OF THE EXCHANGE. We have issued to the former stockholders of Perfisans shares of our common stock and options and warrants to purchase such shares representing an aggregate of approximately 88.1% of the total number of shares of our common stock to be outstanding after the Exchange.

THERE WAS NO FORMAL VALUATION DETERMINING THE FAIRNESS OF THE EXCHANGE CONSIDERATION. The Exchange consideration was determined by arms' length negotiations between Parent's management and Perfisans' management, but there was no formal valuation of Perfisans by an independent third party. We did not obtain a fairness opinion by an investment banking firm or other qualified appraiser. Since the acquisition of Perfisans did not require the approval of our stockholders, we are unable to determine whether our stockholders, other than Global Funding Group, Inc, our principal stockholder prior to the Exchange, would have agreed with the determination by our board of directors that the terms of the Exchange are in the best interests of our company.

RISKS RELATED TO OUR BUSINESS.

WE HAVE LIMITED OPERATING HISTORY AND THEREFORE CANNOT ENSURE THE LONG-TERM SUCCESSFUL OPERATION OF OUR BUSINESS OR THE EXECUTION OF OUR BUSINESS PLAN. Perfisans is a recently-formed corporation and has a limited operating history. Its cumulative revenues since inception have only aggregated approximately $7.2 million, with a net loss of approximately $2.9 million. We do not know if we will be able to successfully operate our business, or that we will be able to execute our business plan.

BECAUSE THERE CAN BE NO ASSURANCE THAT FUTURE FINANCING WILL BE AVAILABLE TO US, WE CANNOT ENSURE THAT WE WILL BE ABLE TO OBTAIN THE CAPITAL NECESSARY TO IMPLEMENT OUR PLAN OF OPERATIONS. We have limited resources and may need future financing to implement our plan of operation. We cannot guarantee that we will be able to obtain any additional financing or that such additional financing, if available, will be on terms and conditions acceptable to us.

WE RELY ON OUR MANAGEMENT FOR ALL BUSINESS DECISIONS. We rely on our management to make all of our business decisions. As a result, your ownership of our common stock will not give you the right to take part in the daily management of our operations.

OUR BUSINESS MAY BE HARMED BECAUSE WE HAVE NOT COMPLETED THE FILING OF OUR TRADEMARK AND PATENT APPLICATIONS AND WE DO NOT HAVE ANY REGISTERED COPYRIGHTS. A large majority of our software was acquired from third parties. We have not registered copyrights on any software. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. There can be no assurance that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights.

WE HAVE NOT BEEN PROFITABLE AND IF WE DO NOT ACHIEVE PROFITABILITY, OUR BUSINESS MAY FAIL. We are a development stage company and to date have not been profitable. Accordingly, our failure to increase our revenues significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer.

THE PRICES WE CHARGE FOR OUR PRODUCTS AND SERVICES MAY DECREASE, WHICH WOULD REDUCE OUR REVENUES AND HARM OUR BUSINESS. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

FLUCTUATIONS IN THE PERSONAL COMPUTER MARKET MAY CONTINUE TO MATERIALLY ADVERSELY AFFECT US. Our business is, and particularly our PC processor product lines are, closely tied to the personal computer industry. Industry-wide fluctuations in the PC marketplace, including the current industry downturn which has continued throughout 2003, have materially adversely affected us and may materially adversely affect us in the future. If we experience a sustained reduction in the growth rate of PCs sold, sales of our microprocessors may decrease. If market conditions do not improve, shipments to our customers could be limited until customer demand increases and supply chain inventories are fully balanced with end user demand.

In addition, current trends of consolidation within the personal computer industry, as recently evidenced by the Hewlett-Packard/Compaq merger, as well as potential market share increases by customers who exclusively purchase microprocessors from Intel Corporation, such as Dell Corporation, could further materially adversely affect us.

INTENSE COMPETITION IN OUR INDUSTRY MAY MATERIALLY ADVERSELY AFFECT US. Our industry is intensely competitive. Products compete on performance, quality, reliability, price, adherence to industry standards, software and hardware compatibility, marketing and distribution capability, brand recognition and availability. After a product is introduced, costs and average selling prices normally decrease over time as production efficiency improves, competitors enter the market and successive generations of products are developed and introduced for sale. Failure to reduce our costs on existing products or to develop and introduce, on a cost-effective and timely basis, new products or enhanced versions of existing products with higher margins, would have a material adverse effect on us.

UNLESS WE MAINTAIN MANUFACTURING EFFICIENCY, OUR FUTURE PROFITABILITY COULD BE MATERIALLY ADVERSELY AFFECTED. Manufacturing semiconductor components involves highly complex processes that require advanced equipment. We and our competitors continuously modify these processes in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot be sure that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.

From time to time, we have experienced difficulty in beginning production at new facilities, transferring production to other facilities, and in effecting transitions to new manufacturing processes that have caused us to suffer delays in product deliveries or reduced yields. We cannot be sure that we will not experience manufacturing problems in achieving acceptable yields or product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, transferring production to other facilities, upgrading or expanding existing facilities or changing our process technologies, which could result in a loss of future revenues. Our results of operations could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.

WE CANNOT BE CERTAIN THAT OUR SUBSTANTIAL INVESTMENTS IN RESEARCH AND DEVELOPMENT OF PROCESS TECHNOLOGIES WILL LEAD TO IMPROVEMENTS IN TECHNOLOGY AND EQUIPMENT USED TO FABRICATE OUR PRODUCTS OR THAT WE WILL HAVE SUFFICIENT RESOURCES TO INVEST IN THE LEVEL OF RESEARCH AND DEVELOPMENT THAT IS REQUIRED TO REMAIN COMPETITIVE. We make substantial investments in research and development of process technologies in an effort to improve the technologies and equipment used to fabricate our products. For example, the successful development and implementation of silicon on insulator technology is critical to our eighth-generation family of microprocessors. However, we cannot be certain that we will be able to develop or obtain or successfully implement leading-edge process technologies needed to fabricate future generations of our products. Further, we cannot assure you that we will have sufficient resources to maintain the level of investment in research and development that is required for us to remain competitive.

IF OUR PRODUCTS ARE NOT COMPATIBLE WITH SOME OR ALL INDUSTRY-STANDARD SOFTWARE AND HARDWARE, WE COULD BE MATERIALLY ADVERSELY AFFECTED. Our products may not be fully compatible with some or all industry-standard software and hardware. Further, we may be unsuccessful in correcting any such compatibility problems in a timely manner. If our customers are unable to achieve compatibility with software or hardware after our products are shipped in volume, we could be materially adversely affected. In addition, the mere announcement of an incompatibility problem relating to our products could have a material adverse effect on us.

COSTS RELATED TO DEFECTIVE PRODUCTS COULD HAVE A MATERIAL ADVERSE EFFECT ON US. One or more of our products may be found to be defective after the product has been shipped to customers in volume. The cost of a recall, software fix, product replacements and/or product returns may be substantial and could have a material adverse effect on us. In addition, modifications needed to fix the defect may impede performance of the product.

WE DEPEND ON TECHNOLOGY LICENSED TO US BY THIRD PARTIES. THE LOSS OF, OR OUR INABILITY TO MAINTAIN, THESE LICENSES COULD RESULT IN INCREASED COSTS OR DELAY SALES OF OUR PRODUCTS. We license technology from third parties, including software that is integrated with internally-developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. This software may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation. In addition, the effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

IF WE ARE UNABLE TO RETAIN OUR KEY PERSONNEL, OUR BUSINESS MAY BE HARMED. Our future success depends to a significant extent on the continued services of our senior management and other key personnel. The loss of senior management or other key employees would likely have an adverse effect on our business. We do not have employment agreements with most of our senior management team. If one or more individuals from our senior management team were to resign, the loss could result in loss of sales, delays in new product development and diversion of management resources.

FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS. Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staffs. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. Failure to manage our growth effectively could hurt our business.

DEVELOPMENT OF NEW PRODUCTS. The software industry is highly competitive and characterized by changing client preferences and continuous introduction of new products and/or services. We believe that our future growth will depend, in part, on our ability to anticipate changes in client preferences and develop and introduce, in a timely manner, new products and/or services that adequately address such changes. There can be no assurance that we will be successful in developing, introducing and marketing new products and/or services on a timely and regular basis. If we are unable to introduce new products and/or services or if our new products and/or services are not successful, such events could have a material, adverse effect upon our business, operating results and financial condition.

LACK OF DIVERSIFICATION. Because of the extremely limited financial resources that we have, it is unlikely that we will be able to further diversify our operations. Our probable inability to diversify our activities will subject us to economic fluctuations within one or two particular businesses or industries and therefore increase the risks associated with our operations.

OTHER RISKS

WE MAY FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS AND ANALYSTS, WHICH MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FLUCTUATE OR DECLINE. Securities analysts frequently issue reports based on the results of a single quarter. Relatively poor results in one quarter could significantly and adversely influence such reports, which may in turn lead to depreciation of the market price of our common stock. Holders of our common stock must be prepared to lose most or all of their investment.

RECENTLY ENACTED AND PROPOSED CHANGES IN SECURITIES LAWS AND REGULATIONS ARE LIKELY TO INCREASE OUR COSTS. In July 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "SOX"). The purpose of the SOX is to protect investors by improving the accuracy and reliability of corporate disclosures made pursuant to the securities laws, and for other purposes. We expect these developments to increase the legal and financial compliance costs, and to make some activities more difficult. For example, we expect these developments to make it more difficult and more expensive for public companies to obtain director and officer liability insurance. These developments could make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result. Furthermore, proposed changes in the accounting rules, including legislative and other proposals to account for employee stock options as compensation expense among others, could increase the expenses that we report under GAAP and adversely affect our operating results. While we will endeavor to establish the requisite procedures and structure our corporate governance in accordance with the SOX and the rules and regulations issued by the SEC thereunder, we cannot assure you that we will be successful in this regard or that the costs we incur in doing so will not prove exorbitant.


BENEFICIAL OWNERSHIP OF PARENT SUBSEQUENT TO THE ACQUISITION OF PERFISANS

The following table sets forth, as of the closing of the Exchange, certain information regarding the beneficial ownership of the Parent Shares for (i) each person known by Parent to own beneficially more than five (5%) percent of the outstanding Parent Shares, (ii) each of its officers and directors, and (iii) all of its officers and directors as a group. As of the date of the Exchange, there were 37,618,123 Parent Shares issued and outstanding. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Stockholder                                            Shares Beneficially Owned (1)       Percentage Ownership (2)
To-Hon Lam                                                                   8,950,000                       22.91%
Bok Wong                                                                     8,800,000                       22.61%
Chris C. Chen (3)                                                            2,000,000                        5.32%
Chao Kuan                                                                      331,300                            *
Clarence Wu                                                                      - - -                        - - -
Sam Wu                                                                           - - -                        - - -
General Resources Co.                                                        2,000,000                        5.32%
Pei-Pei Lee                                                                  6,000,000                       15.95%
Sharp Idea Securities Co., Ltd.                                              2,434,667                        6.39%
Harbour Capital Management Group, Inc.                                       2,150,000                        5.72%
All officers and directors as a group (5 persons)                           18,081,300                       44.43%

* Less than one percent

1 Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

2        Figures may not add up due to rounding of percentages.

3        Chris Chen is the Chairman of General Resources Co.

DESCRIPTION OF SECURITIES

COMMON STOCK

Parent is authorized to issue two classes of capital stock, consisting of 50,000,000 shares of common stock, $.001 par value (the "Parent Shares") and 5,000,000 shares of Preferred Stock, $.001 par value. There are 37,618,123 Parent Shares issued and outstanding. The holders of Parent Shares are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of Parent Shares do not have preemptive or preferential rights to acquire any shares of the capital stock of the Corporation, and any or all of such shares, wherever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for consideration and on such terms as the Board of Directors determines in its discretion without first offering the shares to any shareholder of record.

All of the shares of Parent's authorized capital stock, when issued for such consideration as the Board of Directors may determine, shall be fully paid and non-assessable. The Board of Directors has the discretion and may, by adoption of a resolution of Bylaw, designate one or more series of Preferred stock and have the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
                  To be filed by amendment to this Form 8-K.

         (b)      PRO FORMA FINANCIAL INFORMATION.
                  To be filed by amendment to this Form 8-K.

         (c) EXHIBITS - THE FOLLOWING DOCUMENTS ARE ATTACHED AS EXHIBITS TO THIS REPORT ON FORM 8-K:

         2.1 Acquisition Agreement dated as of December 19, 2003, by and among Perfisans Holdings, Inc., a Maryland corporation formerly known as Griffin Industries, Inc., Perfisans Networks Corporation, a corporation formed under the laws of the of Ontario, Global Funding Group, Inc. and Bok Wong and To-Hon Lam, each individuals.

         99.1     Press Release dated December 22, 2003.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                        PERFISANS HOLDINGS, INC.



                                        By: /s/  To-Hon Lam
                                        To-Hon Lam, President

January 5, 2004